UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2008
Date of Report (Date of earliest event reported)

LINCOLN GOLD CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-25827	88-0419475
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 350, 885 Dunsmuir Street
Vancouver, British Columbia Canada	V6C 1N5
(Address of principal executive offices)	(Zip Code)

604-688-7377
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On January 10, 2008, Lincoln Gold Corporation (the “Company”) issued a news release announcing that it is completing a non-brokered private placement of 2,500,000 units at a price of US$0.20 per unit for total proceeds of US$500,000.

The Company has not yet completed its assessment as to whether the Company meets the Securities and Exchange Commission’s definition of a “foreign private issuer”, as defined under Rule 3b-4 of the Securities Exchange Act of 1934. Accordingly, the Company is filing this press release under cover of Form 8-K.

Notice Pursuant to Rule 135c Under the Securities Act of 1933, as amended (the “Securities Act”)

The securities referred to herein have not been, and will not be, offered nor issued to any person in the United States or to any US person (as defined in Rule 902 of Regulation S under the Securities Act) and this information is not intended to constitute an offer of securities for sale in the United States or to any U.S. person. The securities referred to have not been, and will not be, registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)                         Exhibits

Exhibit	Description

99.1	Press Release of the Company dated January 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN GOLD CORPORATION

/s/ Paul F. Saxton

By:
DATE: January 10, 2008		PAUL F. SAXTON
President and Chief Executive Officer